Exhibit 4.1(c)

PROVIDENT BANK [GRAPHIC OMITTED]

                                                      January 6, 2006
                                                      As of December 27, 2005

Iporussia, Inc.
12 Tompkins Avenue
Jericho, New York 11753

Loan # 4400090067

EXTENSION AGREEMENT made as of the 27TH day of DECEMBER, 2005 between IPORUSSIA, Inc. (the "Borrower"), having an address set forth above, and PROVIDENT BANK successor by merger to The Towne Center Bank, incorporated under the laws of the United States of America, having offices at 400 Rella Boulevard, Montebello, New York 10901 ("the Bank").


         Reference is made to that certain $107,500.00 Commercial Loan (the "Loan") as evidenced by, inter alia, a $107,500.00 Note from the Borrower to the Bank dated JUNE 27, 2003 (the "Note").


         With respect to the Loan, the Borrower and the Bank covenant and agree as follows:

         1. Provided that the Borrower shall comply with all of the terms, covenants and conditions contained in the Note, and each of the other documents evidencing and securing the Loan (collectively, the "Loan Documents") the "Maturity Date" as such term is defined in the Note (and as same may have been extended from time to time) is hereby extended from DECEMBER 27, 2005 TO DECEMBER 27, 2007.

         2. There is currently due and owing on the Loan the principal sum of ONE HUNDRED SEVEN THOUSAND FIVE HUNDRED AND 00/100 ($107,500.00) DOLLARS, together with interest thereon and other charges evidenced thereby, without offset, defense or counterclaim of any kind or nature whatsoever.

         3. Except to the extent that the Loan has been extended as provided above, all of the terms, covenants and conditions contained in the Loan Document shall remain in full force and effect.

         4. Except as specifically provided in this letter, (i) no discussions or negotiations to date and no future discussions or negotiations with respect to the restructuring or refinancing of the Loan (collectively, the "Negotiations") are, or will be binding on the Borrower or the Bank, except to the extent set forth in a binding loan commitment or other writing signed by the Borrower and the Bank; and/or (ii) the Negotiations may be terminated at any time by the Bank or the Borrower with or without notice and without liability of any kind. The Negotiations will not be asserted in any present or future litigation brought by the Borrower or any related party. The Borrower shall not commence, join in, prosecute or participate in any suit or other proceeding in a position that is adverse to the Bank arising from any of the Negotiations.

         5. Except as specifically provided in this letter, the Bank does not waive or prejudice, and hereby specifically reserves, any and all of its rights and remedies under the Loan


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Documents including, without limitation, any rights or remedies conferred on the
Bank by reason of any default (beyond applicable grace periods) under any of the Loan Documents, whether or not such defaults occurred prior or subsequent to the execution of this letter agreement.

         Please acknowledge your acceptance of the extension of the term of the Loan, subject to the terms and conditions contained in this letter agreement, by signing and dating this letter agreement in the space indicated below and returning this letter agreement to the undersigned.

                                       Very truly yours,

                                       PROVIDENT BANK


                                       By:   /s/ Michelle Riviezzo
                                             for Sam Hansson
                                             -----------------------------------
                                             Sam Hansson

ACCEPTED AND AGREED TO
AS OF THE 27th DAY OF DECEMBER, 2005


BORROWER:  IPORUSSIA, INC.

By:     /s/ Leonard W. Suroff
        --------------------------------------------
        Leonard W. Suroff
        Executive Vice President


GUARANTORS:


By:     /s/ Richard Bernstein
        --------------------------------------------
        Richard Bernstein, Individual Guarantor


By:     /s/ Cleveland Johnson, Jr.
        --------------------------------------------
        Cleveland Johnson, Jr., Individual Guarantor



                   /s/ Daniel L. Adams
        --------------------------------------------
                       DANIEL L. ADAMS
                Notary Public, State of New York
                        No. 02AD6047029
                  Qualified in Nassau County
               Commission Expires August 21, 2006



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By:     /s/ Gus Poulos
        --------------------------------------------
        Gus Poulos, Individual Guarantor



By:     /s/ Jerome L. Rubin
        --------------------------------------------
        Jerome L. Rubin, Individual Guarantor




By:     /s/ Leonard W. Suroff
        --------------------------------------------
        Leonard W. Suroff, Individual Guarantor